                                                                   EXHIBIT 4.2.1
                         SECURITIES PURCHASE AGREEMENT

     THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is made as of August __, 2001 between Salon Media Group, Inc., a Delaware corporation (the "Company"), and each of the undersigned purchasers (collectively "Purchasers"
 -------                                                          ----------
and individually a "Purchaser") listed on the Schedule of Purchasers attached
                    ---------
hereto as Exhibit A. The parties hereby agree as follows:
          ---------

                                    RECITAL
                                    -------

     A. On the terms and subject to the conditions set forth herein, Purchasers are willing to purchase from the Company and the Company is willing to sell to Purchasers, shares of the Company's Series A Preferred Stock and Warrants in amounts set forth opposite each Purchaser's name on the Schedule of Purchasers (each, an "Amount").

     B. Rule 4350(i)(1)(D) of the NASDAQ Marketplace Rules provides that the Company cannot sell and issue more than 20% of its current outstanding common stock (or securities convertible into common stock) or 20% or more of the outstanding voting power without first obtaining Stockholder Approval; the Company and the Purchasers have therefore agreed that the Purchasers will purchase the shares of the Company's Series A Preferred Stock, as set forth on Exhibit A attached hereto; such shares of Series A Preferred Stock will be non-
---------
convertible and non-voting, but will automatically become convertible and be granted voting power following Stockholder Approval (defined herein) of the transactions contemplated hereby or upon the occurrence of certain other events.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.   Sale and Issuance of the Shares; Consideration.  Subject to the terms
          ----------------------------------------------
and conditions hereof, at the Closing (as defined below), the Company will issue and sell to the Purchasers and the Purchasers will purchase from the Company up to 1,000 shares of the Company's Series A Preferred Stock, $.001 par value, (the "Shares") at a purchase price of $4,000 per share, or an aggregate purchase price of up to $4,000,000. In consideration for the Shares, the Purchaser at the Closing will pay the appropriate purchase price by delivery of a check, payable to the order of the Company, or by wire transfer at such Closing.

     The Purchaser shall not sell or transfer any of the Shares other than to an affiliate of Purchaser prior to the first anniversary of the Closing Date. Any such affiliate shall be subject to such restriction on transfer. For the purposes of this Agreement, an "affiliate" shall mean any partner, limited partner or member of Purchaser or any person or entity that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with Purchaser.


     2.   Warrants.  The Company agrees to issue, sell and deliver to each
          --------
Purchaser, a warrant to purchase stock in substantially the form attached hereto as Exhibit B (each, a "Warrant" and collectively, the "Warrants") to purchase
   ---------
that number of shares of the Company's Common Stock as indicated in Exhibit A
                                                                    ---------
attached hereto.

     3.   Agreement of the Company and Purchasers.  The Company and the
          ---------------------------------------
Purchasers, having adverse interests and as a result of arm's length bargaining, agree that:

               (1) Neither the Purchaser nor any affiliated company has rendered any services to the Company in connection with this Agreement;

               (2)  The Warrants are not being issued as compensation;

               (3) The aggregate fair market value of the Shares, if issued apart from the Warrants and the aggregate fair market value of the Warrants, if issued apart from the Shares, are set forth on Exhibit A hereto; and
                                               ---------

               (4) All tax returns and other information returns of each party relative to this Agreement and Warrants issued pursuant hereto shall consistently reflect the matters agreed to in (1) through (3) above.

     4.   Closing; Delivery.
          -----------------

          4.1  Closing.  The initial closing of the sale and purchase of the
               --------
Shares and Warrants (the "Initial Closing") shall take place at the offices of Gray Cary Ware & Freidenrich LLP, 400 Hamilton Avenue, Palo Alto, California 94301on August __, 2001 or such later date as shall be mutually acceptable to the Company and the Purchasers (the "Initial Closing Date"). At any time on or before the 60/th/ day following the Initial Closing, the Company shall have the right to sell additional Shares and Warrants pursuant to this Agreement at one or more subsequent closings (the "Subsequent Closings"), and to add additional entities and persons as Purchasers hereunder and as parties hereto. Each Subsequent Closing shall take place at the offices of Gray Cary Ware & Freidenrich LLP, 400 Hamilton Avenue, Palo Alto, California 94301, on a date or dates determined by mutual agreement of the Company and the Purchasers purchasing additional Shares and Warrants at such Subsequent Closing (each such date, a "Subsequent Closing Date"). The Initial Closing and each Subsequent Closing shall constitute and be treated as a "Closing" hereunder, and the Initial Closing Date and each Subsequent Closing Date shall constitute and be treated as a "Closing Date" hereunder. Each purchaser of Shares at any Subsequent Closing will become a party to this Agreement and to the Securities Rights Agreement in the form attached hereto as Exhibit C (the "Rights
                                                ---------
Agreement") and will be a "Purchaser," and such purchaser's shares will be "Shares," for all purposes of this Agreement after such Subsequent Closing.

          4.2  Delivery.  At each Closing, on the terms and subject to the
               --------
conditions hereof, each applicable Purchaser shall pay to the Company, by check or wire transfer of immediately available funds, by delivery of evidence of the indebtedness of the Company to be cancelled, such Purchaser's Share Purchase Price as indicated on the Schedule of Purchasers, and in exchange for and upon receipt or confirmation of such payment, the Company will issue and deliver to each applicable Purchaser a stock certificate representing the number of Shares purchased by such Purchaser and a Warrant for the number of Conversion Shares for such Purchaser.

     5.   Representations and Warranties of the Company.  The Company hereby
          ---------------------------------------------
represents and warrants to the Purchaser that:

          5.1  Organization and Standing.  The Company is a corporation duly
               -------------------------
organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its businesses as now conducted and as proposed to be conducted.

          5.2  Corporate Power.  The Company has all requisite corporate power
               ---------------
necessary for the authorization, execution and delivery of this Agreement, the Rights Agreement and the Warrants, to sell and issue the Shares hereunder, and to carry out and perform all of its obligations under the terms of this Agreement, the Rights Agreement, the Warrants and the Certificate of Designation of Preferences and Rights of the Series A Preferred Stock (the "Certificate of Designation") and to carry on its business as presently conducted and as presently proposed to be conducted, and such other agreements and instruments. Each of the Agreement, the Rights Agreement and the Warrants is a valid and binding obligation of the Company, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights.

          5.3  Capitalization.  As of August 3, 2001, the authorized capital
               --------------
stock of the Company is Fifty million (50,000,000) shares of Common Stock and Five million (5,000,000) shares of Preferred Stock, and there are issued and outstanding (i) 14,155,276 shares of the Common Stock, (ii) no shares of Preferred Stock and (iii) options to purchase 4,008,720 shares of Common Stock granted to employees pursuant to the Company's 1995 Stock Option Plan. All such issued and outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in compliance with all applicable state and federal laws concerning the issuance of securities. Since August 3, 2001, the Company has not issued any shares of capital stock, nor granted any options to purchase shares of Common Stock.

          5.4  Authorization.
               -------------

               (1)  Corporate Action. All corporate action on the part of the
                    ----------------
Company, its officers, directors and stockholders necessary for the sale and issuance of the Shares and the authorization, execution and performance of the Company's obligations hereunder and under the Warrant has been taken.

               (2)  Valid issuance. The Shares and the Warrants, any shares of
                    --------------
stock issued upon conversion or exercise of the Warrants (collectively the "Securities"), when issued in compliance with the provisions of this Agreement will be validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions under the Warrants and under applicable federal and state securities laws.

          5.5  No Preemptive Rights.  No person has any right of first refusal
               --------------------
or any preemptive rights in connection with the issuance of the Securities or any future issuances of securities by the Company.

          5.6  Compliance with Other Instruments.  The execution, delivery and
               ---------------------------------
performance of and compliance with this Agreement or the Warrants by the Company, and the issuance and sale of Shares will not result in any violation of the Certificate of Incorporation or Bylaws of the Company or in any violation of or default in any material respect under the terms of any mortgage, indenture, contract, agreement, instrument, judgment or decree.

          5.7  Consents.  No consent, approval or authorization of or
               --------
designation, declaration or filing with any governmental authority or other third party on the part of the Company is required in connection with: (a) the valid execution and delivery of the Warrants; or (b) the offer, sale or issuance of Securities.

          5.8  Offering.  In reliance on the representations and warranties of
               --------
the Purchaser in Section 6 hereof, the offer, sale and issuance of Securities in conformity with the terms of this Agreement and the Warrants will not result in a violation of the Securities Act of 1933, as amended (the "Securities Act"), or
                                                            --------------
any state securities laws, including the qualification or registration requirements of applicable blue sky laws.

          5.9  Company Reports; Disclosure.
               ----------------------------

                    (a) Company Reports. For the purposes of this Agreement, the
                        ---------------
term "Company Reports" shall mean, collectively, each registration statement,
      ---------------
report, proxy statement or information statement filed with the Securities and Exchange Commission (the "SEC" since January 1, 1999, in the form (including
                          ---
exhibits, annexes and any amendments thereto) filed with the SEC. As of their respective dates, the Company Reports complied in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and did not contain any untrue statement of a
              ------------
material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Nothing has occurred since June 30, 2001 which would require the filing of any additional report or of any amendment to any of the Company Reports with the SEC, or which would cause any of the Company Reports to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

                    (b)  Disclosure. No representation or warranty by the
                         ----------
Company in this Agreement, or in any document or certificate furnished or to be furnished to the Purchaser pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements made herein and therein, in the light of the circumstances under which they were made herein and therein, in the light of the circumstances under which they were made, not misleading. The Company has either filed with the SEC or fully provided the Purchaser with all the information necessary for the Purchaser to decide whether to purchase the Shares.

          5.10 Small Business Concern.  The Company is a "small business"
               ----------------------
within the meaning of the Small Business Investment Act of 1958, as amended (the "Small Business Act" or "SBA"). The information delivered by the Company on
 ------------------      ---
Small Business Administration Forms 480, 652 and 1031 in connection herewith is accurate and complete. The Company is not ineligible for financing by any Federal licensee (under the Small Business Act) pursuant to Section 107.720 of Title 13 of the Federal Regulation. The Company acknowledges that Wasserstein SBIC Ventures II, L.P. is a Federal licensee under the Small Business Act.

     6.   Representations and Warranties of the Purchaser and Restrictions on
          -------------------------------------------------------------------
transfer Imposed by the Securities Act.  Each Purchaser represents and warrants
--------------------------------------
to the Company as to itself as follows:

          6.1  Power.  Purchaser has all requisite corporate power necessary for
               -----
the authorization, execution and delivery of the Agreement and Warrants to which it is a party. Each of the Agreement and the Warrants to which the Purchaser is a party is a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights.

          6.2  Authorization.  All corporate action on the part of the
               -------------
Purchaser, its officers, directors and stockholders necessary for the authorization, execution and performance of the Purchaser's obligations hereunder and under the Warrants to which it is a party have been taken.

          6.3  Compliance with Other Instruments.  The execution, delivery and
               ---------------------------------
performance of and compliance with this Agreement and the Warrant to which Purchaser is a party will not result in any violation of or default in any material respect under the terms of any mortgage, indenture, contract, agreement, instrument, judgment or decree to which the Purchaser is a party or is otherwise subject.

          6.4  Consents.  No consent, approval or authorization of or
               --------
designation, declaration or filing with any governmental authority or other third party on the part of the Purchaser is required in connection with the valid execution and delivery of the Warrant to which it is a party.

          6.5  Investment Intent.  This Agreement is made with the Purchaser in
               -----------------
reliance upon the Purchaser's representation to the Company, evidenced by the Purchaser's execution of this Agreement, that the Purchaser is acquiring the Shares for investment for the Purchaser's own account, and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

          6.6  Shares Not Registered.  The Purchaser understands and
               ---------------------
acknowledges that the offering of the Shares pursuant to this Agreement will not be registered under the Securities

Act or qualified under applicable blue sky laws on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration under the Securities Act and exempt from qualifications available under applicable blue sky laws, and that the Company's reliance upon such exemptions is predicated upon the Purchaser's representations set forth in this Agreement. The Purchaser acknowledges and understands that, except for transfers to Affiliates of the Purchaser, the Shares must be held for at least 12 months after Closing and thereafter indefinitely unless the Shares are registered under the Securities Act and qualified under applicable blue sky laws or an exemption from such registration and such qualification is available.

          6.7  Knowledge and Experience.  The Purchaser (i) has such knowledge
               ------------------------
and experience in financial and business matters as to be capable of evaluating the merits and risks of the Purchaser's prospective investment in the Shares;
(ii) has the ability to bear the economic risks of the Purchaser's prospective investment; and (iii) has not been offered the Shares by any form of advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any such media.

          6.8  Accredited Investor.  The Purchaser is an "accredited investor"
               -------------------
as that term is defined in Rule 501(a) under the Securities Act.

          6.9  Legends.  Each certificate representing the Shares may be
               -------
endorsed with the following legends:

        (1)    Federal Legend. THE SECURITIES REPRESENTED BY THIS CERTIFICATE
               --------------
HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND ARE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (i) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT OR (ii) IN COMPLIANCE WITH RULE 144, OR (iii) PURSUANT TO AN OPINION OF COUNSEL, THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED AS TO SAID SALE, OFFER OR DISTRIBUTION.

        (2)    Other Legends. Any other legends required by applicable state
               -------------
blue sky laws. The Company need not register a transfer of legended Shares, and may also instruct its transfer agent not to register the transfer of the Shares, unless the conditions specified in each of the foregoing legends are satisfied.

   6.10 Removal of Legend and Transfer Restrictions.  Any legend endorsed
               -------------------------------------------
on a certificate pursuant to subsection 6.9(1) and the stop transfer instructions with respect to such legend Shares shall be removed, and the Company shall issue a certificate without such legend to the holder of such Shares if such Shares are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available or if such holder satisfies the requirements of Rule 144(k).

     7.   Conditions to Closing.
          ---------------------

          7.1  Conditions to the Purchaser's Obligations.  The obligation of the
               -----------------------------------------
Purchaser to purchase the Securities at the Closing is subject to the fulfillment to the Purchaser's satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by the Purchaser.

               (1)  Representations and Warranties Correct; Performance of
                    ------------------------------------------------------
Obligations. The representations and warranties made by the Company in Section 6
-----------
hereof shall be true and correct when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date (except to the extent any such representation or warranty expressly speaks of an earlier date). The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

               (2)  Warrants.  The Company shall have executed each of the the
                    --------
Warrants.

               (3)  Officer's Certificate.  The Company shall have delivered a
                    ---------------------
Certificate, executed on behalf of the Company by its President, dated the Closing Date, certifying to the fulfillment of the conditions specified in subsection (1) of this Section 7.1.

               (4)  Secretary's Certificate. The Company shall have delivered
                    -----------------------
a Certificate, executed on behalf of the Company by its Secretary, dated the Closing Date, certifying the Board of Directors resolutions approving the Warrants and the issuance of the Shares, the Company's Certificate of Designation and the Company's Bylaws.

               (5)  Nasdaq Notice.  Pursuant to Rule 4310(c)(17) of the Nasdaq
                    -------------
Marketplace Rules, the Company shall have notified Nasdaq of the issuance of securities contemplated by this Agreement and the Warrants.

               (6)  Securities Rights Agreement. The Company and the Purchasers
                    ---------------------------
shall have entered into the Rights Agreement in the form attached hereto as Exhibit C.
---------

               (7)  SBA Forms. The Company shall have completed, executed and
                    ---------
delivered to each Purchaser that is a "Small Business Investment Company" under the Small Business Act, a Size Status Declaration on SBA Form 480, an Assurance of Compliance on SBA Form 652 and the SBA Sideletter, and shall have completed and delivered to each such Purchaser Parts A and B of a Portfolio Financing Report on SBA Form 1031.

     7.2  Conditions to Constellation Ventures' Obligations.  The obligation of
          -------------------------------------------------
Constellation Ventures, a Purchaser listed on Exhibit A, to purchase the Securities at the Closing is subject to the Company having received from other Purchasers at least an aggregate of two million two hundred fifty thousand dollars ($2,250,000) in payment for 562 Shares. Such condition may, however, be waived by Constellation Ventures.

     8.   Conditions to Obligations of the Company.  The Company's obligation to
          ----------------------------------------
sell and issue the shares at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following condition, which may be waived by the Company:

          8.1  Representations and Warranties Correct.  The representations and
               --------------------------------------
warranties made by the Purchaser in Section 6 hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of said date (except to the extent any such representation or warranty expressly speaks of an earlier date). The Purchaser shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

     9.   Affirmative Covenants of the Company.
          ------------------------------------

          9.1  Preliminary Proxy Statement.  The Company hereby covenants and
               ---------------------------
agrees that it will file a Preliminary Proxy Statement prior to August 17, 2001, containing, amongst other things, a request for stockholder approval required under Rule 4350(i) of the Nasdaq Marketplace Rules for the transactions contemplated hereby (the "Stockholder Approval"); and will hold the Stockholder Meeting no later than September 30, 2001.

          9.2  Hiring. The Company shall use its best efforts to identify and
               ------
hire an executive vice president for the Company, within 90 days of the Closing.

          9.3  Budget. The Company shall use its best efforts to limit its cash
               ------
expense budget to one million six hundred sixty thousand dollars ($1,660,000) for the quarter beginning September 1, 2001, and ending December 31, 2001.

     10.  Miscellaneous.
          -------------

          10.1 Governing Law.  This Agreement shall be governed in all respects
               -------------
by the laws of the State of Delaware.

          10.2 Survival.  The representations, warranties, covenants and
               --------
agreements made herein shall survive the Closing of the transactions contemplated hereby, notwithstanding any investigation made by the Purchaser. All statements as to factual matters contained in any certificates or other instrument delivered by or on behalf of the Company pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder as of the date of such certificate or instrument.

          10.3 Successors and Assigns.  Except as otherwise expressly provided
               ----------------------
herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

          10.4 Entire Agreement.  This Agreement and the other documents
               ----------------
delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and they supersede, merge and render void every other prior written and/or oral understanding or agreement among or between the parties hereto.

          10.5 Notices, etc.  All notices and other communications required or
               -------------
permitted hereunder shall be in writing and shall be delivered personally, mailed by first class mail, postage prepaid, or delivered by courier or overnight delivery, addressed (a) if to the Purchaser, to the address such Purchaser shall have furnished to the Company in writing or (b) if to the

Company, at 22 Fourth Street, 16th Floor, San Francisco, CA 94103 Attention:
Chief Financial Officer, or at such other address as the Company shall have furnished to the Purchaser in writing. Notices that are mailed shall be deemed received five days after deposit in the United States mail.

          10.6  Severability.  In case any provision of this Agreement shall be
                ------------
found by a court of law to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

          10.7  Finder's Fees and Other Fees.
                ----------------------------

                (1) The Company (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and, (ii) hereby agrees to indemnify and to hold the Purchaser harmless from and against any liability for commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company, or any of its employees or representatives, are responsible.

                (2) Each Purchaser (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and to hold the Company harmless from and against any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser, or any of its employees or representatives, are responsible.

          10.8  Expenses.  The Company and each Purchaser shall each bear their
                --------
own expenses and legal fees in connection with the consummation of this transaction; however, the Company shall pay the reasonable fees and expenses of Morgan Lewis & Bockius LLP, not to exceed $20,000, in connection with the negotiation, execution, delivery and performance of this Agreement.

          10.9  Titles and Subtitles.  The titles of the sections and
                --------------------
subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          10.10 Non-Recourse.  No partner, limited partner, member, officer,
                ------------
director, shareholder, employee or agent or other holder of an ownership interest in any party to this Agreement or the Rights Agreement shall have any liability in respect of any such party's obligations under this Agreement or the Rights Agreement by reason of his or her status as such partner, limited partner, member, officer, director, shareholder, employee or agent or other holder of an ownership interest in any party to this Agreement or the Rights Agreement. The obligations under this Agreement and the Rights Agreement shall be limited to the assets of each of the Purchasers and shall not exceed the Purchase Price set forth in Exhibit A hereto.
                            ---------

          10.11 Counterparts.  This Agreement may be executed in any number of
                ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          10.12  Delays or Omissions.  No delay or omission to exercise any
                 -------------------
right, power or remedy accruing to the Company or to any holder of any securities issued or to be issued hereunder shall impair any such right, power or remedy of the Company or such holder, nor shall it be construed to be a waiver of any breach or default under this Agreement, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any delay or omission to exercise any right, power or remedy or any waiver of any single breach or default be deemed a waiver of any other right, power or remedy or breach or default theretofore or thereafter occurring. All remedies, either under this Agreement, or by law otherwise afforded to the Company or any holder, shall be cumulative and not alternative.

          10.13  Attorneys' Fees.  If any action at law or in equity is
                 ---------------
necessary to enforce or interpret the terms of any of the Transaction Agreements, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

          10.14  Venue.  The parties hereby irrevocably submit to the
                 -----
jurisdiction of the courts of the State of California and the Federal courts of the United States of America located in the State of California solely in respect of the interpretation and enforcement of the provisions of the Warrants, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that the Warrants may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a California state or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 10.5 hereof shall be valid ad sufficient service thereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Stock and Warrant Purchase Agreement as of the date first written above.


                                               SALON MEDIA GROUP, INC.


                                               By: _____________________________
                                               Title: __________________________

                                               PURCHASER


                                               By: _____________________________
                                               Name: ___________________________
                                               Title: __________________________